UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2002

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-3731
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5.    OTHER EVENTS

On December 20, 2002, FLIR Systems, Inc. (the “Company”) issued a press release announcing (i) the receipt of a new order valued at approximately $17 million from Simrad Optronics of Norway, and (ii) its expectations as to revenue and net income for the year ending December 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release issued by FLIR Systems, Inc. on December 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 20, 2002.

FLIR SYSTEMS, INC. (Registrant)

/s/ Stephen M. Bailey
Stephen M. Bailey Senior Vice President and Chief Financial Officer